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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 7, 2003, accompanying the consolidated financial statements of Correctional Services Corporation and Subsidiaries that are included in the Company's Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Correctional Services Corporation and Subsidiaries on Form S-8, Registration No. 333-76353, effective April 15, 1999, and Form S-8, Registration No. 333-16537, effective November 21, 1996.

                                                /s/ GRANT THORNTON LLP



Tampa, Florida
March 7, 2003